Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. SCHEDULES 2014 SECOND QUARTER FINANCIAL RESULTS AND CONFERENCE CALL FOR FRIDAY, AUGUST 15, 2014

Virginia Beach, VA – August 12, 2014 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) announced today that it will issue its financial results for its 2014 second quarter and six months ended June 30, 2014 on Thursday, August 14, 2014, after close of market.

The Company will discuss these results in a conference call the following morning (Friday, August 15, 2014) at 10:00 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free): 877-407-3101

Live Participant Dial In (International): 201-689-8428

The conference call will also be webcast. To listen to the call, please go to the Investor Relations section of Wheeler’s website at www.whlr.us, or click on the following link: http://whlr.equisolvewebcast.com/q2-2014

About Wheeler Real Estate Investment Trust Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

CONTACT:	-OR-	INVESTOR RELATIONS:
Wheeler Real Estate Investment Trust Inc.		The Equity Group Inc.
Laura Nguyen, Director of Marketing		Terry Downs, Associate
(757) 627-9088/		(212)836-9615/
lnguyen@whlr.com		tdowns@equityny.com

Adam Prior, Senior Vice-President
(212)836-9606/
aprior@equityny.com